UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    September 17, 2004
                                                ______________________________


                    Community Investors Bancorp, Inc.
______________________________________________________________________________
          (Exact name of registrant as specified in its charter)



          Ohio                       000-25470               34-1779309
______________________________________________________________________________
(State or other jurisdiction  (Commission File Number)     (IRS Employer
of incorporation)                                       Identification No.)



P.O. Box 766, 119 South Sandusky Avenue, Bucyrus, Ohio          44820
______________________________________________________________________________
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code    (419) 562-7055
                                                  ____________________________


                              Not Applicable
______________________________________________________________________________
      (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement
          ------------------------------------------

     On September 17, 2004, Community Investors Bancorp, Inc. ("Community Investors") and its wholly-owned subsidiary, First Federal Community Bank of Bucyrus ("First Federal"), entered into severance agreements ("Severance Agreements") with Phillip W. Gerber, President and Chief Executive Officer, Brian R. Buckley, Vice President, Thomas G. Kalb, Assistant Vice President and Chief Financial Officer and Jeffrey K. Urban, Vice President Commercial Lending (the "Executive Officers" or, individually the "Executive Officer"). The Severance Agreements are included as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, which are incorporated herein by reference.

     The Severance Agreements provide that in the event that the Executive Officer's employment is terminated as a result of certain adverse actions which are taken with respect to the Executive Officer's employment following a Change in Control of Community Investors or First Federal, as defined, such Executive Officer will be entitled to a cash severance amount equal to 2.99 times his base salary.

     A Change in Control is generally defined in the Severance Agreements to include (i) the acquisition by any person of 25% or more of Community Investors' or First Federal's outstanding voting securities and (ii) a change in a majority of the directors of Community Investors or First Federal during any two-year period without the approval of at least two-thirds of the persons who were directors of Community Investors or First Federal, as applicable, at the beginning of such period.

     Each Severance Agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the Executive Officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the Executive Officer's average annual compensation from the Employer includable in his gross income during the most recent five taxable years ending before the date on which a change in control of the Employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

Item 9.01 Financial Statements and Exhibits
          ---------------------------------

     (a)  Not applicable.

     (b)  Not applicable.


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     (c)  The following exhibits are included with this Report:

     Exhibit No.         Description
     ----------          -----------

     10.1 Agreement Among Community Investors, First Federal and Phillip W. Gerber, dated September 17, 2004

     10.2 Agreement Among Community Investors, First Federal and Brian R. Buckley, dated September 17, 2004

     10.3 Agreement Among Community Investors, First Federal and Thomas G. Kalb, dated September 17, 2004

     10.4 Agreement Among Community Investors, First Federal and Jeffrey K. Urban, dated September 17, 2004




















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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         COMMUNITY INVESTORS BANCORP, INC.


                         By: /s/ Brian R. Buckley
                             ---------------------------------------------
                             Name:  Brian R. Buckley
                             Title: Vice President and Treasurer

Date:  September 22, 2004